EXHIBIT 99.1

KEY EMPLOYEE BONUS PLAN

I.                                         PURPOSE

This Key Employee Bonus Plan (this “Plan”) is designed to enable FormFactor, Inc. (the “Company”) to be competitive with the rest of the industry in attracting and retaining key talent and to provide an incentive, in addition to base salary compensation, to those key professionals of the Company who have substantial opportunity to influence achievement of important corporate objectives and subsequent Company growth.  In addition, this Plan (1) more closely aligns personal interests of such key professionals with Company and stockholder interests, (2) encourages such key professionals to continue as employees of the Company, and (3) positions the Company as a company that provides better-than-market rewards for better-than-market performance.

Participants in this Plan may include the Company’s chief executive officer, president, senior vice presidents, vice presidents, senior directors and other full-time employees as determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

II.                                     BONUS AWARDS

Bonus awards under this Plan are payable in cash, less any applicable withholdings, as soon as practicable after the close of the applicable plan year, which shall be the Company’s fiscal year.  Actual bonus awards are based on a combination of specific percentage achievement of corporate objectives and specific percentage achievement of personal objectives, as applicable.  Corporate and personal objectives are designed to reflect both long and short-term performance targets and goals.  The split between corporate objectives and personal objectives is established for participants based on job grade, level of responsibility and scope of work in the Company’s organization.   Specific bonus target percentages, expressed as a percentage of annual base salary (as defined below), and actual bonus awards for the Company’s chief executive officer, president and participants directly reporting to the Office of the Chief Executive Officer (the “OCEO”) will be determined for each plan year by the Committee.  Specific bonus target percentages, expressed as a percentage of annual base salary, and actual bonus awards for participants other than those referenced in the prior sentence will be determined for each plan year by the Committee’s authorized designee, which shall initially be the OCEO.  The bonus target percentages may be different for each participant.

III.                                 CORPORATE OBJECTIVES

The corporate objectives for this Plan, including, if applicable, threshold, target and maximum levels for each corporate objective, shall be determined by the Committee for each plan year.  Corporate objectives may include various financial, operational and other measures of corporate performance, all as determined and as defined by the Committee.

The weight of each corporate objective shall be determined by the Committee.  The Committee may require that the Company must achieve certain minimum performance in a plan year in order for bonus awards under this Plan to be payable in such plan year.  Participants may have the potential to receive increasing bonus amounts if the Company exceeds certain performance targets as determined by the Committee.

The Committee shall determine as soon as practicable after the end of each plan year whether the corporate objectives for such plan year were achieved and, if so, the level of achievement of such corporate objectives.

IV.                                PERSONAL OBJECTIVES

The Committee is responsible for establishing personal objectives for the Company’s chief executive officer and president.  The OCEO will work with participants who directly report to the OCEO to identify personal objectives for their participation in this Plan, and such personal objectives shall be approved by the OCEO.  In addition, the Committee shall review the personal objectives of all participants who directly report to the OCEO and who are officers within the meaning of Section 16 of the Securities Exchange Act of 1934.  Other participants will work with their immediate supervisors to identify personal objectives for their participation in this Plan, and such personal objectives shall be approved by the participant’s management.  Participants may be required to achieve certain minimum performance in a plan year in order for bonus awards under this Plan to be payable in such plan year, and each personal objective may have a maximum payout limit.

The level of achievement of personal objectives for the Company’s chief executive officer and president, if established in an applicable plan year, and for participants directly reporting to the OCEO shall be reviewed and approved by the Committee.  The level of achievement of personal objectives for participants other than those referenced in the prior sentence shall be reviewed and approved by the OCEO.

V.                                    ANNUAL BASE SALARY

The annual base salary (exclusive of overtime, shift premiums, housing or car allowances, bonuses, equity compensation, benefits, etc.) earned by a participant in the applicable plan year will be used in calculating the bonus award payment.  Participants who enter this Plan during a plan year will, therefore, receive a pro-rated payout based on the date they become eligible to participate in this Plan.

VI.                                MISCELLANEOUS PROVISIONS

A.                                    Administration

The Committee has full power and authority to administer and interpret this Plan and to adopt such rules and regulations consistent with the terms of this Plan as such committee may deem necessary or advisable to carry out the provisions of this Plan.  All determinations and interpretations of the Committee or its authorized designees with respect to the exercise of their respective responsibilities shall be binding on the participants.

B.                                    Eligibility; Termination of Employment

In order to be eligible for a bonus award under this Plan, an employee must be a full-time employee, in good performance standing at the end of the applicable plan year and employed with the Company on the last day of the applicable plan year.  Bonus awards for any participant on a paid or unpaid leave of absence will be adjusted to reflect time on leave.  If prior to the end of the applicable plan year a participant’s employment terminates by way of retirement, normal retirement date, death, or total and permanent disability (as determined under the Company’s Long-Term Disability Plan), and the participant would have been entitled to the payment of the award if his/her employment had not so terminated, payment of the award shall be pro-rated based on the number of completed weeks of the award period during which the participant was an employee.  If a participant’s employment terminates by reason of death, payment of the award shall be made to the participant’s beneficiary under the Company’s

401(k) Retirement Plan, and if there is none, to the participant’s estate.

C.                                    Change in Control of Company

In the event of (1) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary or a reincorporation of the Company in a different jurisdiction), (2) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (3) the sale of substantially all of the assets of the Company, or (4) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, all bonus awards will be deemed to have been earned at 100% of the target value for the plan year in which such change of control of the Company is consummated and will be paid to the applicable participant immediately prior to the change of control.

D.                                  Transfer of Rights

The rights and interests of a participant under this Plan may not be assigned or transferred, except for bonus awards that are payable to a participant under this Plan, which may be assigned or transferred by will and the laws of descent or distribution.

E.                                    Right to Employment

Employment at the Company is at-will.  Participation in this Plan shall not confer on any employee the right to continued employment in the same or any other capacity, nor shall this Plan interfere with the right of the Company to discharge any participant at any time for any reason.

F.                                    Rights to Plan

No employee or other person shall have any claim or right to be granted a bonus award under this Plan, nor shall participation in this Plan in one plan year grant any right to participate in this Plan in any subsequent plan year.  Notwithstanding anything in this Plan to the contrary, the Committee shall have the power, in its sole discretion, to terminate any individual’s participation in this Plan or to reduce the bonus award payable to any participant (or to determine that no bonus award shall be payable to such participant) prior to the time the amount otherwise would have become payable under this Plan.

G.                                  Withholding

The Company shall have the right to deduct from each bonus award paid under this Plan any taxes or other withholdings required by law, or any 401(k), employee stock purchase plan or other benefit elections previously approved in writing by a participant to be withheld with respect to such awards.

H.                                    Unallocated Funds

Monies that are unallocated due to the corporate objectives, or the personal objectives not being satisfactorily achieved by one or more participants, as determined by the Committee, will remain part of the Company’s operating funds.

I.                                         Duration, Amendment, Suspension and Termination

This Plan is applicable for plan years beginning on and after January 1, 2006.  The Committee may amend or suspend this Plan, in whole or in part, or terminate this Plan at any time with respect to the current or any subsequent plan year.